UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 9, 2022, 1,094,434 Class A-2 Units of SmartStop OP, L.P. (the “Operating Partnership”), the operating partnership of SmartStop Self Storage REIT, Inc. (the “Company”), held by an affiliate of Strategic Asset Management I, LLC (f/k/a SmartStop Asset Management, LLC), the former sponsor of the Company, were converted into 1,094,434 Class A-1 Units of the Operating Partnership pursuant to the achievement of the third tier of earnout consideration received in connection with the self administration transaction entered into on June 28, 2019, such third tier also being the final tier for such earnout consideration. As a result, the Operating Partnership no longer has any Class A-2 Units issued or outstanding. Pursuant to the Third Amended and Restated Limited Partnership Agreement, as amended to date, of the Operating Partnership, Class A-1 Units of the Operating Partnership are exchangeable for shares of Class A common stock of the Company. The issuance is not registered under the Securities Act of 1933, as amended (the “Securities Act”) and is being made pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder. Neither the Class A-1 Units, nor the shares that may be issued upon an exchange of the Class A-1 Units, may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: August 10, 2022	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer